                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PRIVATE BUSINESS, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

             Tennessee                                         62-1453841
             ---------                                         ----------
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                       Identification Number)

                             9010 Overlook Boulevard
                           Brentwood, Tennessee 37027
                           --------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

            Private Business, Inc. 2000 Employee Stock Purchase Plan
            --------------------------------------------------------
                               (Full Name of Plan)

                                 Thomas L. Black
               9010 Overlook Boulevard, Brentwood, Tennessee 37027
               ---------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (615) 221-8400
                                 --------------
          (Telephone number, including area code for agent for service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed
     Title of Securities            Amount to be             Maximum Offering           Proposed Maximum               Amount of
      to be Registered             Registered (1)           Price per Share (2)     Aggregate Offering Price       Registration Fee
      ----------------             --------------           -------------------     ------------------------       ----------------
Towne Services, Inc. 1996        260,561 Shares (3)                $1.70                    $442,954                     $111
Stock Option Plan,
Common Stock, no par value
Towne Services, Inc. 1998        500,020 Shares (4)                $1.70                    $850,034                     $213
Stock Option Plan,
Common Stock, no par value
Towne Services, Inc. Amended      53,637 Shares (5)                $1.70                    $ 91,183                     $ 23
and Restated Director Stock
Option Plan,
Common Stock, no par value
Non-Qualified Options,           178,978 Shares (6)                $1.70                    $304,263                     $ 76
Common Stock, no par value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plans to which this Registration Statement relates.

(2) This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) and is based on 993,196 shares of common stock being offered at an exercise price of $1.70 based upon the average of the high and low prices of the common stock on October 29, 2001, as reported by the National Association of Securities Dealer's automated quotation system.

(3) This Registration Statement covers 260,561 shares of Common Stock that may be issued upon exercise of options granted under the Towne Services, Inc. 1996 Stock Option Plan.

(4) This Registration Statement covers 500,020 shares of Common Stock that may be issued upon exercise of options granted under the Towne Services, Inc. 1998 Stock Option Plan.

(5) This Registration Statement covers 53,637 shares of Common Stock that may be issued upon exercise of options granted under the Towne Services, Inc. Amended and Restated Stock Option Plan.

(6) This Registration Statement covers 178,978 shares of Common Stock that may be issued upon exercise of options granted under Non-Qualified Stock Option Agreements.

         The Index to Exhibits appears on sequentially numbered page E-1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Private Business, Inc. (the "Company," the "Registrant" or "Private Business") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

              (1) Registration Statement on Form S-4/A filed with the SEC on
                  May 18, 2001;

              (2) Quarterly Report on Form 10-Q for the fiscal quarter ended
                  June 30, 2001;

              (3) Current Report on Form 8-K filed with the SEC on October 8,
                  2001 and

              (4) The description of the Company's shares of Common Stock, no par value (the "Common Stock"), contained in Amendment No. 3 to the Registration Statement on Form S-1 (File Number 333-75013), including any amendment or report filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements and schedules of the Company incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

ITEM 6.  INDEMNIFICATION.

         Under our charter, and in accordance with Section 48-18-502 of the Tennessee Business Corporation Act ("TBCA"), Private Business will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of Private Business) by reason of the fact that such person is or was a director of Private Business, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Private Business, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

         The charter provides that Private Business will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that such person agrees to reimburse Private Business if it is ultimately determined that such person is not entitled to indemnification. The charter also provides that Private Business may, in its sole discretion, indemnify any person who is or was one of its employees and agents or any person who is or was serving at the request of Private Business as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, Private Business may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Private Business or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Private Business would have the power or obligation to indemnify such person against such liability under the provisions of the TBCA. Private Business maintains insurance for the benefit of Private Business's officers and directors insuring such persons against various liabilities, including liabilities under the securities laws.

         In addition, Private Business has entered into indemnification agreements with certain officers, directors and key employees.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to partners, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a partner, director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such partner, director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on November 2, 2001.

                                      Private Business, Inc.

                                      /s/ Thomas L. Black
                                      ------------------------------------
                                      Thomas L. Black
                                      Chief Executive Officer and Director

Date: November 2, 2001

                                POWER OF ATTORNEY

         Each person whose signature to the Registration statement appears below hereby appoints Thomas L. Black or Fred P. Read and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                         TITLE                         DATE
---------                         -----                         ----

/s/ William B. King
-------------------------
William B. King                   Chairman of the Board         October 25, 2001


/s/ Thomas L. Black
-------------------------
Thomas L. Black                   Chief Executive Officer       October 25, 2001
                                  and Director

/s/ Fred P. Read
-------------------------
Fred P. Read                      Chief Financial Officer       October 25, 2001
                                  (Principal Financial and
                                  Accounting Officer


/s/ Gregory S. Daily
-------------------------
Gregory S. Daily                  Director                      October 25, 2001


/s/ Brian J. Conway
-------------------------
Brian J. Conway                   Director                      October 25, 2001


/s/ Bruce R. Evans
-------------------------
Bruce R. Evans                    Director                      October 25, 2001

/s/ Frank W. Brown
-------------------------
Frank W. Brown                    Director                      October 25, 2001


/s/ Richardson M. Roberts
-------------------------
Richardson M. Roberts             Director                      October 25, 2001


/s/ Glenn W. Sturm
-------------------------
Glenn W. Sturm                    Director                      October 25, 2001

                                  EXHIBIT INDEX



 Exhibit No.                               Description of Exhibit
 -----------                               ----------------------
     4.1           Amended and Restated Charter of Company (incorporated by reference to
                   Exhibit 3.1 to the Company's Registration Statement No. 333-75013 on
                   Form S-1)

     4.2           Amended and Restated By-Laws of Company (incorporated by reference to
                   Exhibit 3.2 to the Company's Registration Statement No. 333-75013 on
                   Form S-1)

     4.3           Towne Services, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Towne Services, Inc. Registration Statement No.
                   333-76859 on Form S-1)

     4.4           Towne Services, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Towne Services, Inc. Registration Statement No.
                   333-76859 on Form S-1)

     4.5           Towne Services, Inc. Amended and Restated Director Stock Option Plan
                   (incorporated by reference to Exhibit 10.4 to the Towne Services, Inc.
                   Annual Report on Form 10-K for the fiscal year ending December 31, 2000)

     4.6           Form of Towne Services, Inc. Non-Qualified Stock Option Agreement
                   (incorporated by reference to Exhibit 10.3 to the Towne Services, Inc.
                   Registration Statement No. 333-76859 on Form S-1)

     5.1           Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

     23.1          Consent of Arthur Andersen LLP, Independent Public Accountants

     23.2          Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (contained in
                   Exhibit 5.1)

      24           Power of Attorney (see signature page)



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